Exhibit 10.5

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Exclusive Purchase Option Agreement

This Exclusive Purchase Option Agreement (hereinafter referred to as the “Agreement”) is signed on [***] in Beijing, the People’s Republic of China (hereinafter referred to as (the “PRC”) by and between the following parties:

Party A:	Shanghai Ke Lu Internet Technology Co., Ltd., a wholly foreign-owned enterprise established and existing under the laws of the PRC, with its registered address at [***];

Party B:	[***], a Chinese citizen whose ID card number is [***]; and

Party C:	Beijing Ke Lu Internet Technology Co., Ltd., a limited liability company established and existing under the laws of the PRC, with its registered address at [***].

In this Agreement, Party A, Party B, and Party C are each referred to as a “Party”, and collectively as the “Parties”.

WHEREAS:

1.	Party B is a shareholder of Party C; Party B transferred its shareholding in Party C’s registered capital of RMB[***] to Party A on [***]. As of the date of this Agreement, Party B holds a [***]% equity interest in Party C, representing Party C’s registered capital of RMB[***].

2.	Party A and Party B signed a loan contract (hereinafter referred to as the “Loan Contract”) on [***]. According to the Loan Contract, Party A agreed to provide Party B with a loan of RMB[***] to be used by Party B to pay the registered capital of Party C subscribed by it.

The Parties have reached the following agreement through negotiation:

1.	Equity Purchase and Sale

1.1	Grant of Rights

Party B hereby irrevocably grants Party A the irrevocable, exclusive right to purchase from Party B, or to designate one or more persons (the “Designees”) to purchase from Party B all or part of the then equity interests in Party C held by Party B, at any time, in accordance with the procedures determined by Party A in its sole discretion and at the price set forth in Section 1.3 of this Agreement, subject to the conditions permitted by PRC law (the “Equity Purchase Right”). No person other than Party A and the Designees shall have the Equity Purchase Right or other rights relating to Party B’s equity interests. Party C hereby consents to Party B granting the Equity Purchase Right to Party A. “Person” as used in this clause and this Agreement means an individual, company, joint venture, partnership, corporation, trust, or unincorporated organization.

1.2	Exercise Procedures

Party A shall exercise its Equity Purchase Right subject to compliance with PRC laws and regulations. Upon exercising its Equity Purchase Right, Party A shall provide Party B with a written notice (the “Equity Purchase Notice”). The Equity Purchase Notice shall specify the following : (a) Party A’s or the Designee’s decision to exercise the Equity Purchase Right; (b) the percentage of equity that Party A or the Designee intends to purchase from Party B (the “Purchased Equity”); and (c) the purchase/transfer date of the Purchased Equity.

1.3	Equity Purchase Price

The total price for Party A to exercise its Equity Purchase Right to purchase all of Party B’s equity interests in Party C shall be RMB [***] ; If Party A exercises its Equity Purchase Right to purchase a portion of Party B’s equity interests in Party C, the Equity Purchase Price shall be calculated on a pro rata basis. If the minimum price permitted by PRC law at the time Party A exercises its Equity Purchase Right is higher than the aforementioned price, the transfer price shall be the minimum price permitted by PRC law (collectively, the “Equity Purchase Price”).

1.4	Transfer of Purchased Equity

Party A exercises its Equity Purchase Right at each time:

1.4.1	Party B shall instruct Party C to promptly convene a shareholders’ meeting at which a resolution shall be passed approving Party B’s transfer of the Purchased Equity to Party A and/or the Designee;

1.4.2	Party B shall obtain a written statement from other shareholders of Party C agreeing to the transfer and waiving the right of first refusal for the transfer of the Purchased Equity to Party A and/or the Designee ;

1.4.3	Party B shall enter into an Equity Transfer Agreement with Party A and/or the Designee (as the case may be) for each transfer in accordance with the provisions of this Agreement and the Equity Purchase Notice ;

1.4.4	The relevant parties shall execute all other required contracts, agreements, or documents, obtain all required governmental approvals and consents, and take all necessary actions to transfer effective title to the Purchased Equity to Party A and/or the Designee, free of any security interests, and to make Party A and/or the Designee become the registered owner of the Purchased Equity. For the purposes of this clause and this Agreement, “security interest” includes security, pledge, third-party rights or interests, any option, acquisition right, pre-emptive right, right of set-off, title retention, or other security arrangement; but, for the sake of clarity, does not include any security interests arising under this Agreement, Party B’s Equity Pledge Agreement, and Party B’s Authorization Letter. The “Party B Equity Pledge Agreement” as defined in this Agreement refers to the Equity Pledge Agreement entered into by Party A, Party B, and Party C on the date of this Agreement, and any amendments, revisions, or restatements thereto ; The “Party B Authorization Letter” as defined in this Agreement refers to the authorization letter signed by Party B authorizing Party A on the date of this Agreement, and any amendments, revisions, or restatements thereto.

1.5	Payment

Given that the Loan Contract stipulates that any proceeds from the transfer of Party B’s equity interest in Party C will be used to repay the loan to Party A under the Loan Contract, when Party A exercises its Equity Purchase Right, it may choose to pay the Equity Purchase Price by canceling the loan owed to it by Party B. If applicable law does not require an adjustment to the Equity Purchase Price stipulated in this Agreement, Party A will not be required to pay any additional payment to Party B.

2.	Commitments

2.1	Commitments Regarding Party C

Party B (as Party C’s shareholder) and Party C hereby commit :

2.1.1	Without Party A’s prior written consent, will not supplement, alter, or modify Party C’s articles of association, increase or decrease its registered capital, or otherwise alter its registered capital structure;

2.1.2	Ensure the continued existence of its company in accordance with good financial and business standards and practices, obtain and maintain all government permits and licenses required for Party C to conduct its business, and operate its business and handle its affairs prudently and efficiently;

2.1.3	Without Party A’s prior written consent, shall not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in any material assets, business or income of Party C exceeding RMB500,000 at any time after the date of this Agreement, or allow any other security interest to be created thereon;

2.1.4	Not incur, inherit, guarantee or permit the existence of any debt without Party A’s prior written consent, except for accounts payable arising in the normal or ordinary course of business and not by way of borrowing;

2.1.5	It has always carried on all its business in the ordinary course of business to maintain the value of Party C’s assets and has not taken any action/omitted to take any action that would affect its operating conditions and the value of its assets;

2.1.6	Party C shall not enter into any material contract without Party A’s prior written consent, except for contracts entered into in the ordinary course of business (for the purposes of this paragraph, a contract shall be deemed a material contract if the total amount of the contract exceeds RMB500,000);

2.1.7	Party C shall not provide any loan or credit to any person without Party A’s prior written consent;

2.1.8	Provide Party A with all information on Party C’s operations and financial status upon its request;

2.1.9	If Party A so requests, Party C shall purchase and maintain insurance covering its assets and business from an insurance company acceptable to Party A, the amount and types of such insurance being consistent with those of companies operating similar businesses;

2.1.10	Without Party A’s prior written consent, Party C shall not merge or amalgamate with any other person, or acquire or invest in any other person;

2.1.11	Immediately notify Party A of any litigation, arbitration or administrative proceedings that have occurred or may occur in connection with Party C’s assets, business or income;

2.1.12	To maintain Party C’s ownership of all its assets, execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate lawsuits, and conduct all necessary or appropriate defences against all claims;

2.1.13	No dividends may be distributed to any shareholder in any form without the prior written consent of Party A. However, upon Party A’s request, Party C shall immediately distribute all its distributable profits to its shareholders;

2.1.14	At Party A’s request, appoint any person designated by it as a director or executive director of Party C.

2.1.15	Without Party A’s written consent, shall not engage in any business that competes with Party A or its associates; and

2.1.16	Unless required by PRC law, Party C shall not be dissolved or liquidated without Party A’s written consent.

2.2	Party B’s Commitment

Party B commits:

2.2.1	Not sell, transfer, mortgage or otherwise dispose of its legal or beneficial interest in Party C’s equity interest, or allow any other security interest to be created thereon, without Party A’s prior written consent, except for the interest created pursuant to Party B Equity Pledge Agreement and Party B Authorization Letter;

2.2.2	Procure the shareholders’ meeting and/or directors (or executive directors) of Party C not to approve the sale, transfer, charge or otherwise disposal of any legal interest or beneficial interest of equity interest in Party C held by Party B, or allow any other security interest to be created thereover, without Party A’s prior written consent, except for the approval of the interest created pursuant to Party B Equity Pledge Agreement and Party B Authorization Letter;

2.2.3	Without Party A’s prior written consent, Party B will procure that Party C’s shareholders’ meeting and/or directors (or executive directors) do not approve Party C’s merger or consolidation with any person, or its acquisition of or investment in any person;

2.2.4	Immediately notify Party A of any litigation, arbitration or administrative proceedings that have occurred or may occur in relation to Party B’s equity interests in Party C;

2.2.5	Prompt the shareholders’ meeting or directors (or executive directors) of Party C to vote in favor of the transfer of the Purchased Equity as provided for in this Agreement and take any other actions as required by Party A;

2.2.6	To maintain its ownership of all Party B’s equity interests in Party C, execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate lawsuits, and conduct all necessary or appropriate defences against all claim;

2.2.7	At the request of Party A, appoint any person designated by it to serve as a director or executive director of Party C;

2.2.8	Party B hereby waives its pre-emptive right (if any) to purchase the equity interests transferred by other shareholders of Party C to Party A, and agrees that other shareholders of Party C shall enter into an exclusive purchase option agreement, equity pledge agreement and authorization letter similar to this Agreement, Party B Equity Pledge Agreement and Party B Authorization Letter with Party A and Party C, and guarantees that it will not take any action that conflicts with any such documents signed by other shareholders;

2.2.9	If Party B obtains any profits, dividends, distributions, or liquidation proceeds from Party C, Party B shall promptly donate such profits, dividends, distributions, or liquidation proceeds to Party A or any person designated by Party A in compliance with PRC laws; and

2.2.10	Strictly abide by the provisions of this Agreement and any other agreements entered into jointly or separately by Party B, Party C and Party A, earnestly perform all obligations under such agreements, and refrain from any action or omission that may affect the validity and enforceability of such agreements. If Party B retains any rights to the equity under this Agreement, Party B Equity Pledge Agreement, or Party B Authorization Letter, Party B shall not exercise such rights unless instructed in writing by Party A.

3.	Representations and Warranties

Party B and Party C hereby jointly and severally represent and warrant to Party A as of the date of this Agreement and on each Transfer Date as follows:

3.1	It has the power, capacity, and authority to enter into and deliver this Agreement and any equity transfer contracts to which it is a party for each transfer of the Purchased Equity under this Agreement (each, a “Transfer Contract”), and to perform its obligations under this Agreement and any Transfer Contract. Party B and Party C agree that upon Party A exercising its Equity Purchase Right, they will sign a Transfer Contract consistent with the terms of this Agreement. Once executed, this Agreement and each Transfer Contract to which it is a party shall constitute or will constitute legal, valid, and binding obligations upon it and shall be enforceable in accordance with its terms;

3.2	Party B and Party C have obtained the consent and approval (if necessary) from third parties and government authorities to sign, deliver and perform this Agreement;

3.3	Neither the execution and delivery of this Agreement or any Transfer Contract nor the performance of its obligations under this Agreement or any Transfer Contract will : (i) result in violation of any relevant PRC laws; (ii) conflict with Party C’s Articles of Association or other organizational documents; (iii) result in violation of any contract or document to which it is a party or binding on it, or constitute a breach of any contract or document to which it is a party or binding on it ; (iv) result in violation of any conditions regarding the grant and (or) continued validity of any license or approval issued to any party; or (v) result in the suspension or revocation or imposition of conditions on any license or approval issued to any party;

3.4	Party B has good and marketable title to the equity interests it holds in Party C and, save for the Party B Equity Pledge Agreement and Party B Authorization Letter, Party B has not created any security interest in the said equity interests;

3.5	Party C has good and marketable title to all assets and has not created any security interest in such assets;

3.6	Party C does not have any outstanding debts, except for (i) debts incurred in the normal course of its business, and (ii) debts disclosed to Party A and agreed to in writing by Party A;

3.7	Party C complies with all laws and regulations applicable to the acquisition of the assets; and

3.8	There are currently no pending or threatened litigation, arbitration or administrative proceedings relating to the Equity, Party C’s assets or otherwise relating to Party C.

4.	Validity Period

This Agreement shall come into effect upon the date of formal execution by all parties and shall terminate upon the transfer of all equity interests in Party C held by Party B to Party A and/or other persons designated by Party A in accordance with the provisions of this Agreement.

5.	Applicable Law and Dispute Resolution

5.1	Applicable Law

The formation, validity, interpretation, performance, modification, termination, and dispute resolution of this Agreement, shall be governed by PRC law.

5.2	Dispute Resolution

Any disputes arising from the interpretation and performance of this Agreement shall first be resolved through friendly negotiations between the Parties. If the dispute remains unresolved within 30 days after one party has sent written notice requesting negotiation to the other party, either party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules. The arbitration shall be conducted in Beijing. The arbitration award shall be final and binding on all parties.

6.	Taxes and Fees

Each party shall be responsible for any and all transfer and registration taxes, costs, and fees incurred or imposed on it under PRC law in connection with the preparation and execution of this Agreement and each Transfer Agreement and the consummation of the transactions contemplated by this Agreement and each Transfer Agreement.

7.	Notices

7.1	All notices and other communications required or given under this Agreement shall be delivered by hand, registered mail, prepaid mail, commercial courier service, or by fax to the address set forth below. Each notice shall also be delivered by email. The date on which such notice shall be deemed effectively given shall be determined as follows:

7.1.1	If the notice is sent by personal delivery, courier service or registered mail, postage prepaid, it will be deemed to have been effectively delivered on the date of receipt or refusal at the address set for notice;

7.1.2	If the notice is sent by fax, it will be deemed to have been effectively delivered on the date of successful transmission (as evidenced by the automatically generated transmission confirmation message).

7.2	For notice purposes, the addresses of the Parties are as follows:

Party A:	上海客鲁网络科技有限公司

Address:	[***]

Recipient:	Lin Zhaowei

Party B:

[***]

Address: [***]

Telephone:	[***]

Party C:	北京客路网络科技有限公司

Address:	[***]

Recipient:	Lin Zhaowei

7.3	Either party may change its address for receiving notices at any time by giving notice to the other party in accordance with this Article.

8.	Confidentiality Obligation

The Parties acknowledge and confirm that all information concerning this Agreement, its contents, and any oral or written materials exchanged between them in connection with the preparation or performance of this Agreement shall be deemed confidential information. Each party shall maintain confidentiality regarding all such confidential information and shall not disclose any such confidential information to any third party without the written consent of the other party, except for the following information : (a) any information that is or becomes known to the public (but not disclosed to the public by the party receiving the confidential information without authorization) ; (b) any information required to be disclosed pursuant to applicable laws, regulations, stock exchange rules, or orders of governmental authorities or courts; or (c) any information required to be disclosed by any party to its shareholders, directors, employees, legal or financial advisors in connection with the transactions contemplated by this Agreement, and such shareholders, directors, employees, legal or financial advisors shall be subject to confidentiality obligations similar to those set forth in this clause. Disclosure of confidential information by any party’s shareholders, directors, employees, or hired agencies shall be deemed a disclosure by that party, and the party shall be liable for breach of this Agreement.

9.	Further Assurances

The Parties agree to promptly execute any documents reasonably necessary for or beneficial to the implementation of the provisions and purposes of this Agreement, and to take any further actions reasonably necessary for or beneficial to the implementation of the provisions and purposes of this Agreement.

10.	Liabilities for default

10.1	Party A shall be entitled to terminate this Agreement and/or seek damages from Party B or C for any material breach by Party B or C of any of the covenants made under this Agreement; this clause 10 shall be without prejudice to any other rights Party A may have under this Agreement;

10.2	Unless otherwise required by laws, neither Party B nor Party C shall have the right to terminate or rescind this Agreement under any circumstances.

11.	Others

11.1	Amendments, Modifications and Supplements

Amendments, modifications and supplements to this Agreement must be made by written agreement signed by each party.

11.2	Entire Contract

Except for written amendments, supplements or modifications made after the execution of this Agreement, this Agreement constitutes the entire contract entered into among the Parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, representations and agreements, whether in verbal or written, with respect to the subject matter hereof (including the Original Exclusive Purchase Option Agreement).

11.3	Headings

The headings in this Agreement are for convenience of reading only and shall not be used to interpret, explain or otherwise affect the implication of the provisions of this Agreement.

11.4	Language

This Agreement is written in Chinese in triplicate, one for each of the three parties, A, B and C.

11.5	Severability

If any one or more provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect thereby. The Parties shall seek to replace those provisions which are invalid, illegal or unenforceable by negotiating in good faith for provisions which are valid to the fullest extent permitted by law and desired by the Parties, and the economic consequences of such valid provisions shall be as similar as possible to the economic consequences of those provisions which are invalid, illegal or unenforceable.

11.6	Successors

This Agreement shall be binding upon and inure to the benefit of the Parties’ respective successors and assignees permitted by the Parties.

11.7	Continue in Force

11.7.1	Any obligations incurred or expiring in connection with this Agreement prior to the expiry or earlier termination of this Agreement shall continue in force after the expiry or earlier termination of this Agreement.

11.7.2	The provisions of Sections 5, 8 and 10 of this Agreement and this Section 11.7 shall survive the termination of this Agreement.

11.8	Waiver

Either party may make a waiver of the terms and conditions of this Agreement, provided that it is made in writing and signed by all parties. A waiver by a party in respect of a breach by another party in one circumstance shall not be deemed to be a waiver by that party in respect of a similar breach by the other party in other circumstances.

IN WITNESS WHEREOF, the Parties have caused this Exclusive Purchase Option Agreement to be executed by their authorised representatives on the date set out at the beginning of this document and to become effective.

Party A: Shanghai Ke Lu Internet Technology Co., Ltd. (common seal)

Signature:	/s/ Lin Zhaowei
Name:	Lin Zhaowei
Position:	Legal Representative

Party B: [***]

Signature:	[***]
Name:	[***]

Party C: Beijing Ke Lu Internet Technology Co., Ltd. (common seal)

Signature:	/s/ Lin Zhaowei
Name:	Lin Zhaowei
Position:	Legal Representative